Exhibit 99.1

4390 Davisville Road, Hatboro, PA 19040 Phone (215) 283-2900 Fax (215) 775-1401

NEWS RELEASE

For Immediate Release

Date:	April 27, 2016
Contact:	Roger S. Deacon Chief Financial Officer
Phone:	(215) 775-1435

FOX CHASE BANCORP, INC. REPORTS EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2016

HATBORO, PA. April 27, 2016 – Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GS: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $2.2 million, or $0.20 per diluted share, for the three months ended March 31, 2016, compared to net income of $2.3 million, or $0.20 per diluted share, for the three months ended March 31, 2015.

The first quarter 2016 results include after-tax merger-related professional fees of $320,000 ($0.03 per share).  The first quarter 2015 results include after-tax core data processing system conversion-related expenses of $152,000 ($0.01 per share).

Commenting on performance for the quarter, Thomas M. Petro, President and CEO said, “The Company continues to execute on its commercial business strategy as average commercial loans increased 10.2% as compared to the same quarter in 2015.  We continue to be excited about the merger with Univest Corporation of Pennsylvania and are moving forward to obtain the necessary approvals to close the transaction in the third quarter of 2016.  We believe this affiliation will create a stronger franchise and provide greater benefits to customers, shareholders and the communities we serve.”

Highlights for the quarter ended March 31, 2016 included:

•
Total average assets were $1.13 billion for the three months ended March 31, 2016 as compared to $1.12 billion for the three months ended December 31, 2015 and $1.10 billion for the three months ended March 31, 2015. Average commercial loans increased by $62.6 million, or 10.2%, to $678.1 million for the three months ended March 31, 2016, compared to $615.5 million for the three months ended March 31, 2015.  Additionally, average commercial loans increased by $33.7 million, or 5.2%, for the three months ended March 31, 2016, compared to $644.4 million for the three months ended December 31, 2015.

•
Total assets were $1.13 billion at March 31, 2016 as compared to $1.13 billion at December 31, 2015 and $1.12 billion at March 31, 2015.  Total commercial loans increased by $13.8 million, or 2.0%, to $687.3 million at March 31, 2016, compared to $673.5 at December 31, 2015, and increased $44.8 million, or 7.0%, compared to $642.5 million at March 31, 2015.

•	Nonperforming assets totaled $5.2 million, or 0.46% of total assets, at March 31, 2016 and at December 31, 2015, respectively, and $6.2 million, or 0.55% of total assets, at March 31, 2015.

•
Net interest income decreased $128,000, or 1.5%, to $8.5 million for the three months ended March 31, 2016, compared to $8.7 million for the three months ended March 31, 2015. The net interest margin was 3.16% for the three months ended March 31, 2016, 3.10% for the three months ended December 31, 2015, and 3.29% for the three months ended March 31, 2015.  The increase in net interest margin as compared to the three months ended December 31, 2015 was primarily due to a reduction in excess liquidity from the three months ended December 31 2015.  The decrease from the three months ended March 31, 2015 was primarily due to the receipt of a $254,000 special dividend from the FHLB of Pittsburgh, which increased the net interest margin by 0.10%.

•
Credit related costs, which include (i) provision for loan losses, (ii) valuation adjustments on assets acquired through foreclosure and (iii) net (loss) gain on sale of assets acquired through foreclosure, totaled $61,000 for the three months ended March 31, 2016, compared to $98,000 for the three months ended December 31, 2015 and $487,000 for the three months ended March 31, 2015.  Net loan charge-offs totaled $37,000 for the three months ended March 31, 2016, compared to $161,000 for the three months ended December 31, 2015 and $24,000 for the three months ended March 31, 2015. There were no commercial loan charge-offs during the three months ended March 31, 2016.

•
The allowance for loan losses was $10.6 million, or 1.34% of total loans, at March 31, 2016, compared to $10.6 million, or 1.36% of total loans, at December 31, 2015 and $11.2 million, or 1.46% of total loans at March 31, 2015.

•
Noninterest income increased $95,000, or 16.6%, to $666,000 for the three months ended March 31, 2016 compared to $571,000 for the three months ended March 31, 2015 primarily due to an increase of $95,000 in income on bank-owned life insurance as the Bank purchased $10.0 million of bank-owned life insurance in the third quarter of 2015 and an increase of $67,000 in other noninterest income primarily due to increased cash management fees offset by a decrease of $45,000 in equity in earnings of affiliate due to lower mortgage volumes.

•
Noninterest expense increased $120,000, or 2.1%, to $5.9 million for the three months ended March 31, 2016, compared to $5.8 million for the three months ended March 31, 2015.  This increase was primarily due to an increase of $224,000 in salaries, benefits and other compensation and an increase of $175,000 in professional fees related to legal fees regarding the merger offset by a decrease of $165,000 in data processing fees.  Data processing fees were higher in 2015 due to the Bank’s change in outsourced data processing systems, which was completed in the fourth quarter of 2015.

•
Excluding the $346,000 of pre-tax merger-related costs incurred in the three months ended March 31, 2016 and the pre-tax one-time core data processing system costs of $230,000 during the three months ended March 31, 2015, noninterest expense remained flat at $5.5 million.

•
The efficiency ratio was 63.7% and 62.2% for the three months ended March 31, 2016 and 2015, respectively. Excluding the previously discussed merger-related costs for 2016 and one-time core data processing systems conversion costs for 2015, the efficiency ratio was 60.0% and 59.7% for the three months ended March 31, 2016 and 2015, respectively.

•
Income tax provision increased $304,000, or 41.8%, to $1.0 million for the three months ended March 31, 2016, compared to $727,000 for the three months ended March 31, 2015.  Income tax provision for the three months ended March 31, 2015 includes the reversal of an $182,000 valuation allowance on certain state deferred tax assets. The effective income tax rate for the three months ended March 31, 2016 and March 31, 2015 was 31.4% and 24.2%, respectively.  Excluding the reversal, the effective income tax rate for the three months ended March 31, 2015 was 30.3%.

The Company also announced that its Board of Directors declared a cash dividend of $0.14 per outstanding share of common stock. The dividend will be paid on or about May 26, 2016 to stockholders of record as of the close of business on May 12, 2016.

Fox Chase Bancorp, Inc. is the stock holding company of Fox Chase Bank. The Bank is a Pennsylvania state-chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and nine branch offices in Bucks, Montgomery, Chester and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2016	2015
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$8,506	$8,139
Interest and dividends on investment securities	1,632	1,982
Other interest income	9	3
Total Interest Income	10,147	10,124
INTEREST EXPENSE
Deposits	807	715
Short-term borrowings	59	32
Federal Home Loan Bank advances	557	539
Other borrowed funds	180	166
Total Interest Expense	1,603	1,452
Net Interest Income	8,544	8,672
Provision for loan losses	45	472
Net Interest Income after Provision for Loan Losses	8,499	8,200
NONINTEREST INCOME
Service charges and other fee income	362	384
Income on bank-owned life insurance	215	120
Equity in earnings of affiliate	(5)	40
Other	94	27

Total Noninterest Income	666	571
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,943	3,719
Occupancy expense	430	477
Furniture and equipment expense	77	83
Data processing costs	408	573
Professional fees	538	363
Marketing expense	24	41
FDIC premiums	134	119
Assets acquired through foreclosure expense	30	30
Other	301	360
Total Noninterest Expense	5,885	5,765
Income Before Income Taxes	3,280	3,006
Income tax provision	1,031	727
Net Income	$2,249	$2,279
Earnings per share:
Basic	$0.20	$0.21
Diluted	$0.20	$0.20

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, Except Share Data)

	March 31,	December 31,
	2016	2015
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$3,737	$3,413
Interest-earning demand deposits in other banks	5,375	4,385
Total cash and cash equivalents	9,112	7,798
Investment securities available-for-sale	135,826	139,751
Investment securities held-to-maturity (fair value of $146,665 at
March 31, 2016 and $149,850 at December 31, 2015)	144,528	150,190
Loans, net of allowance for loan losses of $10,570
at March 31, 2016 and $10,562 at December 31, 2015	776,669	767,683
Federal Home Loan Bank stock, at cost	6,186	6,734
Bank-owned life insurance	25,902	25,687
Premises and equipment, net	8,895	9,030
Assets acquired through foreclosure	2,615	2,623
Real estate held for investment	1,620	1,620
Accrued interest receivable	3,348	3,145
Mortgage servicing rights, net	97	104
Deferred tax asset, net	3,993	5,142
Other assets	12,950	6,096
Total Assets	$1,131,741	$1,125,603

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits	$815,708	$764,974
Short-term borrowings	15,000	38,496
Federal Home Loan Bank advances	90,000	110,000
Other borrowed funds	30,000	30,000
Advances from borrowers for taxes and insurance	1,350	1,422
Accrued interest payable	302	319
Accrued expenses and other liabilities	1,541	3,478
Total Liabilities	953,901	948,689
STOCKHOLDERS' EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized,
none issued and outstanding at March 31, 2016 and December 31, 2015)	-	-
Common stock ($.01 par value; 60,000,000 shares authorized,
11,767,590 shares outstanding at March 31, 2016
and December 31, 2015)	149	149
Additional paid-in capital	141,833	142,189
Treasury stock, at cost (3,141,201 shares at March 31, 2016 and
December 31, 2015)	(44,468)	(44,468)
Common stock acquired by benefit plans	(5,876)	(6,717)
Retained earnings	85,542	86,241
Accumulated other comprehensive income (loss), net	660	(480)
Total Stockholders' Equity	177,840	176,914

Total Liabilities and Stockholders' Equity	$1,131,741	$1,125,603

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	March 31,	December 31,	March 31,
	2016	2015	2015
CAPITAL RATIOS:
Stockholders’ equity (to total assets) (1)	15.71%	15.72%	15.59%

Common equity tier 1 capital ratio (to risk-weighted assets) (2)	16.66	16.69	16.28
Tier 1 leverage ratio (to adjusted average assets) (2)	13.74	13.52	13.04
Tier 1 capital ratio (to risk-weighted assets) (2)	16.66	16.69	16.28
Total capital ratio (to risk-weighted assets) (2)	17.63	17.68	17.34

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonaccruing loans	$2,606	$2,534	$3,374
Accruing loans past due 90 days or more	-	-	-
Total nonperforming loans	$2,606	$2,534	$3,374
Assets acquired through foreclosure	2,615	2,623	2,804
Total nonperforming assets	$5,221	$5,157	$6,178

Ratio of nonperforming loans to total loans	0.33%	0.33%	0.44%
Ratio of nonperforming assets to total assets	0.46	0.46	0.55
Ratio of allowance for loan losses to total loans	1.34	1.36	1.46
Ratio of allowance for loan losses to nonperforming loans	405.6	416.8	331.3
Troubled Debt Restructurings:
Nonaccruing troubled debt restructurings (3)	$1,113	$1,122	$1,349
Accruing troubled debt restructurings	6,488	6,440	4,817
Total troubled debt restructurings	$7,601	$7,562	$6,166

Past Due Loans:
30 - 59 days	$412	$1,021	$653
60 - 89 days	70	685	127
Total	$482	$1,706	$780

(1) Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.
(2) Represents regulatory capital ratios of Fox Chase Bank.
(3) Nonaccruing troubled debt restructurings are included in total nonaccruing loans above

	At or for the Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
PERFORMANCE RATIOS (4):
Return on average assets	0.80%	0.64%	0.83%
Return on average equity	5.07	4.03	5.18
Net interest margin	3.16	3.10	3.29
Efficiency ratio (5)	63.7	69.9	62.2
Efficiency ratio (excluding one-time costs) (6)	60.0	61.4	59.7
OTHER:
Average commercial loans	$678,099	$644,403	$615,474
Tangible book value per share - Core (7)	$15.06	$15.07	$14.88
Tangible book value per share (8)	$15.11	$15.03	$14.94
Employees (full-time equivalents)	132	134	136

(4)  Annualized
(5)
Represents noninterest expense, excluding valuation adjustments on assets acquired through foreclosure, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and assets acquired through foreclosure.

(6)
Same as (5) except noninterest expense in this ratio excludes costs related to the core data processing systems conversion and the previously announced merger with Univest Corporation of Pennsylvania.  Such costs were $346,000, $779,000 and $230,000 for the three months ended March 31, 2016, December 31, 2015 and March 31, 2015, respectively.

(7)
Total stockholders’ equity, excluding the impact of accumulated other comprehensive income (loss), net ($660,000 at March 31, 2016, $(480,000) at December 31, 2015 and $666,000 at March 31, 2015), divided by total shares outstanding.

(8)	Total stockholders’ equity divided by total shares outstanding. Tangible book value per share and book value per share were the same for all periods indicated.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended March 31,
	2016			2015
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$10,417	$9	0.34%	$11,550	$3	0.10%
Investment securities	292,553	1,632	2.23%	311,049	1,982	2.55%
Loans (1)	781,349	8,506	4.37%	742,005	8,139	4.44%
Allowance for loan losses	(10,563)			(10,777)
Net loans	770,786	8,506		731,228	8,139
Total interest-earning assets	1,073,756	10,147	3.80%	1,053,827	10,124	3.88%
Noninterest-earning assets	53,961			42,702
Total assets	$1,127,717			$1,096,529
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$591,839	$807	0.55%	$546,465	$715	0.53%
Borrowings	178,098	796	1.80%	190,129	737	1.57%
Total interest-bearing liabilities	769,937	1,603	0.84%	736,594	1,452	0.80%
Noninterest-bearing deposits	175,527			176,389
Other noninterest-bearing liabilities	4,645			7,442
Total liabilities	950,109			920,425
Stockholders' equity	177,444			175,552
Accumulated comprehensive income	164			552
Total stockholders' equity	177,608			176,104
Total liabilities and stockholders' equity	$1,127,717			$1,096,529

Net interest income		$8,544			$8,672
Interest rate spread			2.96%			3.08%
Net interest margin			3.16%			3.29%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended
	March 31, 2016			December 31, 2015
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$10,417	$9	0.34%	$26,625	$15	0.23%
Investment securities	292,553	1,632	2.23%	298,284	1,650	2.21%
Loans (1)	781,349	8,506	4.37%	752,744	8,288	4.37%
Allowance for loan losses	(10,563)			(10,605)
Net loans	770,786	8,506		742,139	8,288
Total interest-earning assets	1,073,756	10,147	3.80%	1,067,048	9,953	3.71%
Noninterest-earning assets	53,961			53,523
Total assets	$1,127,717			$1,120,571
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$591,839	$807	0.55%	$586,944	$812	0.55%
Borrowings	178,098	796	1.80%	154,865	751	1.93%
Total interest-bearing liabilities	769,937	1,603	0.84%	741,809	1,563	0.84%
Noninterest-bearing deposits	175,527			197,711
Other noninterest-bearing liabilities	4,645			4,292
Total liabilities	950,109			943,812
Stockholders' equity	177,444			176,601
Accumulated comprehensive income	164			158
Total stockholders' equity	177,608			176,759
Total liabilities and stockholders' equity	$1,127,717			$1,120,571

Net interest income		$8,544			$8,390
Interest rate spread			2.96%			2.87%
Net interest margin			3.16%			3.10%

(1)	Nonperforming loans are included in average balance computation.
(2)	Yields are not presented on a tax-equivalent basis.